SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 17, 2004

LAS VEGAS SANDS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-42147	04-3010100
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH
LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 414-1000

NOT APPLICABLE

(Former name or former address, if changed since last report)

      Item 5. Other Events and Regulation FD Disclosure.

        On May 17, 2004, the Company completed the sale to General Growth Properties of the approximately 446,000 square feet retail, dining and entertainment complex and certain other restaurant and retail assets of the Casino Resort for approximately $766 million (the “Mall Sale”). Pursuant to the requirements of the Indenture for its outstanding 11% Mortgage Notes due 2010 (the “Notes”), the Company commenced on May 18, 2004 an offer to purchase up to $500,047,000 in aggregate principal amount of the Notes with the excess proceeds resulting from the Mall Sale at an offer price in cash equal to 100% of the principal amount of the Notes plus accrued but unpaid interest to the date of repurchase of the Notes. This offer is currently scheduled to expire on June 15, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 18, 2004

LAS VEGAS SANDS, INC. By: /s/ Harry D. Miltenberger —————————————— Name: Harry D. Miltenberger Title: Vice President - Finance